Exhibit 3.2

AMENDMENT TO THE AMENDED AND RESTATED
BY-LAWS OF
CHECKPOINT SYSTEMS, INC.

This Amendment to the Amended and Restated By-laws of Checkpoint Systems, Inc., a Pennsylvania corporation (the “Corporation”), amends the By-laws as follows:

Article V, Sections 5-1, 5-2 and 5-4 of the By-laws are hereby amended to read in their entirety as follows:

“SECTION 5-1 SHARES. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by the President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. Where a certificate is signed (l) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such corporate officer may be facsimile. In case any officer or officers have signed a certificate or certificates, or whose facsimile signature or signatures have been used on certificate or certificates, shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used on such certificate or certificates had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Within a reasonable period of time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice that shall contain the information required to be set forth or stated on certificates. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.”

“SECTION 5-2 TRANSFER OF SHARES. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and upon payment of all necessary transfer taxes, which certificate shall be cancelled before a new certificate shall be issued; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by his or her attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which a proper officer of the Corporation shall determine to waive such requirement. No transfer shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.”

“SECTION 5-4 LOST SHARE CERTIFICATES. Unless waived in whole or in part by the Board of Directors from time to time, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (a) make an affidavit or affirmation of the facts and circumstances surrounding the same; (b) advertise such facts to the extent and in the manner the Board of Directors may require; and (c) give to the Corporation his or her bond of indemnity with an acceptable surety. Thereupon a new certificate or uncertificated shares shall be issued in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefore has been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.”